EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Form S-4 Registration Statement of our report dated March 28, 2001 included herein and to all references to our Firm included in this Form S-4 Registration Statement.


/S/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Los Angeles, California
January 29, 2002